Exhibit 99.1

DLTx ASA and Blockchain Moon Acquisition Corp. Announce Business Combination

Blockchain Moon Acquisition Corp. (NASDAQ: BMAQ) has entered into a business combination agreement to acquire substantially all of the assets of DLTx ASA (OSX: DLTX) including all Web 3 infrastructure assets.

•	DLTx builds the infrastructure for Web 3 globally, including decentralized Cloud Computing, Green Bitcoin Mining, and Decentralized Data Relay Services;

•	Transaction will enable further investment in DLTx’s Web 3 infrastructure and portfolio, accelerating the Company’s mission of being a premier provider of Web 3 and decentralized transaction infrastructure to the masses;

•	DLTx management will join and manage the business of the Company;

•	Combined company expected to be listed on the Nasdaq Global Market; and

•	Combined company anticipated to have an implied initial enterprise value of approximately $163.35 million.

Jacksonville and Oslo (October 15, 2022) — DLTx ASA (OSX: DLTX) (“DLTx”) and Blockchain Moon Acquisition Corp. (NASDAQ: BMAQU, BMAQ, BMAQW, BMAQR) (“Blockchain Moon”), a special purpose acquisition vehicle, have entered into a business combination agreement pursuant to which Blockchain Moon will acquire all of the subsidiaries and substantially all of the assets of DLTx ASA. Upon the closing of the transaction, the new combined company of Blockchain Moon and such acquired subsidiaries and assets (the “Company”) is anticipated to be named DLTx Inc. and expects to trade under the symbol “DLTX” on the Nasdaq Global Market (the “Nasdaq”).

The Company will be based in the United States and will continue to specialize in protocols that provide predictable value both in utility and economics. The Company will build on DLTx’s strong track record in capitalizing on growth opportunities in the Web 3 space, including early investments in one of the largest industrial scale Bitcoin mining operations in North America, Filecoin cloud storage, and Decentralized Data Relay Services.

Leading Tech Company in Blockchain Space

Based in Oslo and publicly listed on the Oslo Stock Exchange, DLTx is a vertically integrated technology company developing Web 3 and decentralized transactions by deploying blockchain infrastructure at scale across major global industries. DLTx is a tech company run by decentralists who believe in the new economy that is powered by cryptographic digital assets. The DLTx team has been at the forefront of developing and launching of several of the most important protocols in the blockchain space, including Ethereum, developed the first blockchain investment fund in 2014, has built out large-scale mining infrastructure since 2015, and now operates the first publicly traded company focused on powering Web 3.

Transaction Overview

In exchange for the acquired DLTx business, DLTx’s shareholders will receive shares of common stock in the Company with a value equal to the equity value of the acquired DLTx business as set forth in the business combination agreement, at a price per share of $10.00. The special committee and the board of directors of Blockchain Moon (the “Special Committee”) and the board of directors of DLTx have each approved the proposed transaction, which is expected to be completed by the summer of 2023, subject to, among other things, the approval by DLTx’s shareholders and Blockchain Moon’s stockholders, delivery of a fairness opinion to the Special Committee and satisfaction or waiver of other customary closing conditions. The transaction will result in the issuance of approximately 10.6 million common shares in the Company to DLTx’s shareholders, subject to adjustment as set forth in the business combination agreement.

Each holder of common stock of Blockchain Moon will receive one share of common stock of the Company upon the closing of the business combination for each share of Blockchain Moon common stock held immediately prior to closing. Holders of Blockchain Moon common stock who elect to redeem their shares will receive $10.00 plus any applicable interest per share at the closing, but will not receive any shares of the public company.

Additional information about the proposed transaction, including a copy of the business combination agreement has been filed as an exhibit to a Current Report on Form 8-K filed by Blockchain Moon with the Securities and Exchange Commission (“SEC”) on October 14, 2022 (available at www.sec.gov).

Management Comments

James Haft, Chairman of DLTx, said, “DLTx’s mission is to be a premiere blockchain and Web3 infrastructure company. The Nasdaq listing will provide access to the global capital markets to accelerate the development of our business and position us to take advantage of the growth of decentralized communications and finance.”

Enzo Villani, Chairman and Chief Executive Officer of Blockchain Moon commented, “The blockchain economy and Web 3 can only thrive if there is infrastructure in place. DLTx is building that infrastructure and we look forward to working with DLTx management to execute that vision."

Thomas Christensen, Chief Executive Officer of DLTx, commented, “Over the past year, DLTx has made tremendous strides. The move to Nasdaq will allow the company to expand at a greater pace through access to the US capital markets.”

Changes in Executive Management and Board

The technical and management team of DLTx will assume positions at the Company. The Company’s board of directors will also include Enzo Villani, and others to be named prior to the approval of the transaction by shareholders.

Advisors and Other Professionals

Kirkland & Ellis LLP and Advokatfirmaet Thommessen AS are serving as legal advisors to Blockchain Moon. Reed Smith LLP, DLA Piper LLP and Advokatfirmaet CLP, DA are serving as legal advisors to DLTx. BDO US, LLP is serving as the independent auditor for Blockchain Moon. Marcum LLP and Plus Revisjon AS are serving as independent auditors for DLTx. Richards Layton & Finger is serving as legal advisor to the Special Committee. SGI Securities and Chardan Capital Markets are serving as financial advisors to Blockchain Moon.

About DLTx

DLTx is a vertically integrated technology company expanding Web 3 capabilities by deploying blockchain infrastructure at scale across major global industries. The DLTx team is comprised of decentralists who believe in the new economy that's powered by cryptographic digital assets. The DLTx team has been at the forefront of developing and launching several of the most important protocols in the blockchain space including Ethereum, developed the first blockchain investment fund in 2014, has built out massive scale mining infrastructure since 2015, and now operates the first publicly traded company focused on powering Web 3.

Learn more at https://www.DLTx.com

About Blockchain Moon

Blockchain Moon is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Blockchain Moon seeks to capitalize on the extensive experience of its management team, board of directors and advisors who are both blockchain industry investors and entrepreneurs to pursue prospective targets that are high growth businesses in blockchain technologies in North America, Europe, and Asia. Blockchain Moon is led by Chairman and Chief Executive Officer Enzo Villani and Chief Financial Officer Wes Levitt.

Learn more at https://www.BMAQ.IO

Important Information and Where to Find It

On October 4, 2022, Blockchain Moon filed a definitive proxy statement (the “Extension Proxy Statement”) for a special meeting of its stockholders to be held on October 19, 2022 to consider and act upon a proposal to extend the date (the “Termination Date”) by which Blockchain Moon must complete an initial business combination to January 21, 2023 (the “Charter Extension Date”) and to allow Blockchain Moon, without the need for another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis, up to six times, by an additional one month each time, after the Charter Extension Date, by resolution of Blockchain Moon’s board of directors (the “Extension Proposal”), if requested by Jupiter Sponsor LLC, a Delaware limited liability company and Blockchain Moon’s sponsor. The Extension Proxy Statement was mailed to Blockchain Moon stockholders of record as of September 27, 2022. Stockholders may obtain a copy of the Extension Proxy Statement at the SEC’s website (www.sec.gov).

Malibu Parent, Inc., a Delaware corporation and a newly formed subsidiary of Blockchain Moon (“New BMAC”), intends to file a registration statement on Form S-4 with the SEC, which will include a prospectus with respect to New BMAC’s securities to be issued in connection with the proposed business combination and proxy statement with respect to Blockchain Moon’s stockholder meeting to vote on the proposed transaction (the “Business Combination Proxy Statement”). The Business Combination Proxy Statement will be sent to all Blockchain Moon stockholders. Blockchain Moon and New BMAC also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Blockchain Moon are urged to read the Extension Proxy Statement, registration statement, Business Combination Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and securityholders will be able to obtain free copies of the Extension Proxy Statement, registration statement, the Business Combination Proxy Statement and all other relevant documents filed or that will be filed with the SEC by Blockchain Moon or New BMAC through the website maintained by the SEC at www.sec.gov. The documents filed by Blockchain Moon or New BMAC with the SEC also may be obtained free of charge upon written request to Blockchain Moon Acquisition Corp., 4651 Salisbury Road, Suite 400, Jacksonville, FL 32256.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS PRESS RELEASE, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PRESS RELEASE. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of DLTx Inc., market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by Blockchain Moon and its management, and DLTx and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement with respect to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against DLTx, Blockchain Moon, the Company or others following the announcement of the proposed business combination and any definitive agreements with respect thereto; (3) the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of Blockchain Moon or the shareholders of DLTx, or to satisfy other closing conditions of the proposed business combination; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination; (5) the ability to meet Nasdaq’s listing standards following the consummation of the business combination; (6) the risk that the announcement and consummation of the proposed business combination disrupts the current plans and operations of DLTx; (7) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that DLTx or the Company may be adversely affected by other economic, business and/or competitive factors; (11) the inability to obtain PIPE financing; (12) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Blockchain Moon’s securities; (13) the risk that the proposed transaction may not be completed by Blockchain Moon’s business combination deadline and the failure to obtain an extension of the business combination deadline if sought by Blockchain Moon; (14) the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; (15) volatility in the markets caused by geopolitical and economic factors; and (16) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Blockchain Moon’s Form S-1 (File No. 333-259770), its most recent Quarterly Report on Form 10-Q and registration statement on Form S-4 that New BMAC intends to file with the SEC, which will include a prospectus and proxy statement of Blockchain Moon, referred to as a proxy statement/prospectus, and other documents filed by Blockchain Moon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Blockchain Moon nor DLTx gives any assurance that either Blockchain Moon or DLTx or the Company will achieve the expected results set forth in any forward-looking statements. Neither Blockchain Moon nor DLTx undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Participants in the Solicitation

Blockchain Moon, New BMAC and DLTx and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Blockchain Moon’s stockholders in connection with the proposed transactions. Blockchain Moon’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and executive officers of Blockchain Moon from the proxy statement/prospectus included in the registration statement on Form S-4 to be filed by New BMAC with the SEC in connection with the business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Blockchain Moon’s stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus included in the registration statement on Form S-4 for the proposed business combination to be filed by New BMAC with the SEC in connection with the business combination.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts:

DLTx - Media and Investor Relations Contact

Thomas Christensen: thomas@dltx.com

Dulce Mercado: dulce@dltx.com

Blockchain Moon Acquisition Corp. - Investor Relations Contact

Enzo Villani: evillani@bmac.group

Wes Levitt: wlevitt@bmac.group